Exhibit 23.1

Consent of Independent Auditor

Adenza Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255666) and Form S-8 (No. 333-239891, No. 333-225218, No. 333-196838, No. 333-167724, No. 333-167723, No. 333-110602, No. 333-106945, Nos. 333-76064, No. 333-72852, No. 333-70992 and Nos. 333-265824) of Nasdaq, Inc. of our report dated April 28, 2023, relating to the consolidated financial statements of Adenza Group, Inc. which appears in this Form 8-K of Nasdaq, Inc.

/s/ BDO USA, LLP

New York, NY

June 19, 2023